Exhibit 99.2

CONSENT OF WILLIAM BLAIR & COMPANY

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated November 17, 2011, as Annex D to, and the reference thereto under the captions “Summary—Opinions of Financial Advisors to ACCO”, “The Transactions—Background of the Merger”, “The Transactions—ACCO’s Reasons for the Merger” and “The Transactions—Opinions of ACCO’s Financial Advisors—Opinion of William Blair” in, the proxy statement/prospectus-information statement forming part of the registration statement on Form S-4 of ACCO Brands Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such registration statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

By:	/s/ William Blair
William Blair

Chicago, Illinois

February 13, 2012